As filed with the Securities and Exchange Commission on March 22, 2017

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTBURY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	46-1834307
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

200 South Main Street West Bend, Wisconsin	53095
(Address of principal executive offices)	(Zip Code)

WESTBURY BANCORP, INC. 2014 EQUITY INCENTIVE PLAN
(Full title of the plan)

Mr. Greg J. Remus President and Chief Executive Officer Westbury Bancorp, Inc. 200 South Main Street	Copy to: Eric Hagemeier, Esq. Reinhart Boerner Van Deuren s.c.
West Bend, Wisconsin 53095	1000 North Water Street
(Name and address of agent for service)	Suite 1700 Milwaukee, Wisconsin 53202

262-334-5563	414-298-1000
(Telephone number, including area code of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of Registration fee

Common Stock, $0.01 par value per share	220,000 shares (1)	$20.42	(2)	$4,492,400	(2)	$520.67	(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Westbury Bancorp, Inc. 2014 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of any consideration by Westbury Bancorp, Inc. (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
For the purpose of computing the registration fee, the Registrant has used $20.42 as the average of the high and low prices of the Common Stock as reported on March 15, 2017 on the NASDAQ Capital Market SM for the offering price per share, in accordance with Rules 457(c) and (h).  The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's Common Stock made available under the Westbury Bancorp, Inc. 2014 Equity Incentive Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S‑8, the contents of the Registrant's earlier Registration Statement on Form S‑8 (File No. 333-197641) effective July 25, 2014 is incorporated by reference and made a part hereof.

Item 8.	Exhibits.

4.1	Articles of Incorporation of the Company.
4.2	Amended and Restated By-Laws of the Company.
4.3	Westbury Bancorp, Inc. 2014 Equity Incentive Plan, as amended.
5	Opinion of Luse Gorman, PC as to the legality of the Common Stock being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Luse Gorman, PC (included in its opinion filed as Exhibit 5 hereto).
24	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on March 22, 2017.

WESTBURY BANCORP, INC.

BY	/s/ Greg J. Remus
Greg J. Remus, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kirk J. Emerich and Greg J. Remus, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg J. Remus	President, Chief Executive Officer and	March 22, 2017
Greg J. Remus	Director (Principal Executive Officer)

/s/ Kirk J. Emerich	Executive Vice President and Chief Financial Officer	March 22, 2017
Kirk J. Emerich	(Principal Financial and Accounting Officer)

/s/ Raymond F. Lipman	Chairman of the Board and Director	March 22, 2017
Raymond F. Lipman

/s/ Russell E. Brandt	Director	March 22, 2017
Russell E. Brandt

/s/ Rondi Rohr-Dralle	Director	March 22, 2017
Rondi Rohr-Dralle

/s/ William D. Gehl	Director	March 22, 2017
William D. Gehl

/s/ Andrew J. Gumm	Director	March 22, 2017
Andrew J. Gumm

/s/ David Jorgensen	Director	March 22, 2017
David Jorgensen

/s/ Terry Wendorff	Director	March 22, 2017
Terry Wendorff

EXHIBIT INDEX
TO
FORM S‑8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith
4.1	Articles of Incorporation of the Registrant	Exhibit 3.1 to the Company's Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on October 25, 2012.

4.2	Amended and Restated By-Laws of the Registrant	Exhibit 3.2 to the Company's Form 10-K report for the year ended September 30, 2014 filed with the Securities and Exchange Commission on December 9, 2014.

4.3	Westbury Bancorp, Inc. 2014 Equity Incentive Plan, as amended		X

5	Opinion of Counsel		X

23.1	Consent of Independent Registered Public Accounting Firm		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5

24	Power of Attorney	Signature Page to Registration Statement